The Pittston Company and Subsidiaries                                Exhibit 11
Computation of Earnings Per Common Share
(In thousands, except per share amounts)



Fully Diluted Earnings Per Common Share:


                                                    Three Months Ended June 30            Six Months Ended June 30
                                                         1997             1996              1997              1996
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Pittston Brink's Group:
Net income attributed to common shares             $   17,739           14,035            33,045            25,874
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Average common shares outstanding                      38,230           38,152            38,209            38,105
Incremental shares of stock options                       473              537               477               535
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Pro forma common shares outstanding                    38,703           38,689            38,686            38,640
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Fully diluted earnings per common share:           $     0.46             0.36              0.85              0.67
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Pittston Burlington Group:
Net (loss) income attributed to common
   shares                                          $   (1,913)           8,746             3,175            12,507
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Average common shares outstanding                      19,471           19,161            19,439            19,100
Incremental shares of stock options                       693              551               689               554
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Pro forma common shares outstanding                    20,164           19,712            20,128            19,654
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Fully diluted (loss) earnings per common
   share                                           $    (0.10) (a)        0.44              0.16  (a)         0.64
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Pittston Minerals Group:
Net (loss) income attributed to common
   shares                                          $   (2,065)           2,790            (2,019)            4,745
Preferred stock dividends, net                           (902)             146            (1,803)             (919)
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Fully diluted net income (loss)                    $   (1,163)           2,644              (216)            5,664
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Average common shares outstanding                       8,068            7,866             8,035             7,844
Incremental shares of stock options                        42               48                50                50
Conversion preferred stock                              1,793            2,033             1,793             2,075
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Pro forma common shares outstanding                     9,903            9,947             9,878             9,969
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Fully diluted (loss) earnings per common
   share                                           $    (0.26) (a)        0.27             (0.25) (a)         0.57
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


(a) Antidilutive, therefore the same as primary.


Primary Earnings Per Share:
Primary earnings per share can be computed from the information on the face of the Consolidated Statements of Operations.